CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Exhibit 10.1
CONTRACT BETWEEN

VIZZAVI ESPAÑA, S.L.

AND

ELEPHANT TALK COMMUNICATION HOLDING, AG

FOR THE SUPPLY OF OPERATION AND TECHNICAL
SERVICES THROUGH A COMPREHENSIVE TECHNOLOGICAL
PLATFORM

20 MAY 2009

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

In Madrid, 20 May 2009

ASSEMBLED

ON THE ONE PART,

MR. JAIME BUSTILLO VELASCO, of full legal age and with address for these purposes at Avenida de Europa 1, Parque Empresarial de La Moraleja, 28108 Alcobendas, Madrid, acting as proxy in the name and on behalf of the trading corporation VIZZAVI ESPAÑA, S.L. (hereinafter, VIZZAVI), with Tax Identification Code No. B-82896119. He is empowered by virtue of the power of attorney executed before the Notary of Madrid, Mr. Manuel Rodríguez Marín, on 9 October 2008, with number 2440 in his minute of record, which is duly registered in the Mercantile Register of Madrid, Volume 19,772, Folio 192, Section 8, Page M-272203, 33rd entry.

AND ON THE OTHER,

MR. STEVEN PAUL KAREL MARIE VAN DER VELDEN, of full legal age and with address for these purposes at Gartenstrasse 105, CH-4052 Basel, Switzerland, acting as proxy in the name and on behalf of the trading corporation ELEPHANT TALK COMMUNICATION HOLDING, A.G. (hereinafter, ELEPHANT TALK), with registration number CH 270.3.013.519-0, which representation he holds by virtue of the powers granted on 17 May 2009 by a resolution of the Company.

Both Parties appearing declare that they have sufficient legal capacity to enter into a contract and bind themselves, both personally and in the capacity and representation in which they intervene, which they mutually recognize and undertake not to challenge, and, with their mutual consent

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THEY DECLARE

I.
That VIZZAVI is a company authorized by the sectorial telecommunications legislation to provide complete Virtual Mobile Operator (VMO) electronic communications services by virtue of a Resolution of the Telecommunications Market Commission dated 18 August 2008.

II.
That ELEPHANT TALK is an international provider of electronic communications services for Virtual Mobile Operators through the rendering of operation and technical support services over technological platforms.

III.
That VIZZAVI, in the development of its electronic communications activity, is interested in hiring from ELEPHANT TALK and ELEPHANT TALK is interested in providing to VIZZAVI certain operation and technical support services over a comprehensive technological platform in the terms and conditions established in this Contract and the Annexes hereto.

IV.	That by virtue of what is set down in the foregoing declarations, the Parties have reached an agreement which they formalize in accordance with the following

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CLAUSES

1.	OBJECT OF THE CONTRACT

1..1
The object of this Contract is the rendering by ELEPHANT TALK to VIZZAVI of the operation and technical support services (hereinafter, “the services”) described in Annexes A, B1, B2, C, D and E of this Contract, in the terms and conditions established in this document and its Annexes (hereinafter, referred to jointly as “the Contract”).

1.2	The services shall be rendered by ELEPHANT TALK to VIZZAVI over the technological platform described in Annex C of this Contract.

1.3	This Contract is of an exclusive nature, pursuant to the provisions of the following clauses:

1.3.1
ELEPHANT TALK may not render in Spain the operation and technical support services under this Contract either directly or indirectly to any operator other than VIZZAVI (with or without its own telecommunications network) that is a direct or indirect competitor of VIZZAVI in the Spanish electronic communications market, within a *** counting from the Contract’s execution, as per the obligations laid down in Clause 3.3, except with the express authorization of VIZZAVI.

1.3.2
Likewise, VIZZAVI may not contract the operation and technical support services that are the object of this Contract with any other comprehensive technological platform other than ELEPHANT TALK, whilst ELEPHANT TALK is not authorized to render such services to other operators within the framework of what is established in Clause 1.3.1 and in accordance with the obligation laid down in Clause 3.6, except with the express authorization of ELEPHANT TALK.

1.4
The numbering, codes and other technical parameters allocated to VIZZAVI by the competent bodies (MSISDN, IMSI, short numbering codes, ICC, etc.) and which, as and when applicable, are managed by ELEPHANT TALK in the performance of this Contract, shall remain under the control of VIZZAVI.

2.	STRUCTURE OF THE CONTRACT 2

2.1	This Contract is structured in accordance with the following schematic:

2.1.1	Main Body: It includes the Contract’s essential principles and the elements that regulate the relations between the Parties.

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2.1.2	Annex A – Services for the End Customers of the Virtual Mobile Operators (VMOs) of VIZZAVI

2.1.3	Annex B1 – Support Services for the Virtual Mobile Operators (VMOs) of VIZZAVI

2.1.4	Annex B2 – Support Services for VIZZAVI operations

2.1.5	Annex C – Technical Annex

2.1.6	Annex D – Economic Terms and Conditions

2.1.7	Annex E – Capabilities and Undertakings relating to Project Management

2.1.8	Annex F – Communications and Official Contact List

2.1.9	Annex G – Data Protection

2.1.10	Annex H – Security and Fraud

2.1.11	Annex I – Ethical Purchases

2.1.12	Annex J – General Health & Risk-Prevention Conditions

2.1.13	Annex K – Requirements for Compliance with the Sarbanes-Oxley Rules

2.1.14	Annex L – Certificates

2.1.14.1 Fiscal Certificate
2.1.14.2 Labour Certificate
2.1.14.3 Copy of Insurance Policy

2.1.15	Annex M – Definitions 2.1.16 Annex N – Environment

2.2	The Annexes may have their own associated Appendices, if so decided with the mutual consent of the Parties.

2.3	Both Parties explicitly acknowledge that all the elements comprising this Contract have the same status.

2.4	Each one of the Annexes and Appendices, when applicable, as well as any future updates or additions which the Parties may agree to incorporate into this Contract, suitably signed by both Parties, shall form an integral part thereof. The rights and obligations deriving therefrom shall be exercisable or enforceable from the date it is signed, except in the case of an agreement to the contrary on the validity date.

3.	ESSENTIAL OBLIGATIONS OF THE CONTRACT

The Parties explicitly acknowledge the essential nature of the following obligations within the framework of this Contract:

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A. Obligations of ELEPHANT TALK:

3.1	Rendering of the services that are the object of the Contract by ELEPHANT TALK in the terms and conditions established in the Contract.

3.2	Likewise, ELEPHANT TALK accepts the following obligations:

3.2.1
Guarantee that the rendering of the services under this Contract shall be carried out in accordance with the technologies and modalities currently in existence and working, which shall be suitably maintained and upgraded on the basis of the mobile electronic communications market’s development. In this connection, ELEPHANT TALK guarantees the adequate upgrading of the functionalities, services, platform architectures and technologies available in the telecommunications market at any given moment, as per the roadmap which both Parties will keep updated in order to guarantee their dimensioning in accordance with the growth in the VIZZAVI services. The roadmap will be designed and kept updated on the basis of independent benchmarking, reflecting the existing developments in the market.

3.2.2
Undertaking to make available to VIZZAVI access to future technologies and technological innovations that may appear in the telecommunications market, always provided that a prior request has been made, and that the aforesaid technologies and innovations are within the scope of ELEPHANT TALK.

ELEPHANT TALK must notify and make available to VIZZAVI, sufficiently in advance for VIZZAVI to be able to offer it in the market, the implementation of any new functionality whether deriving from a new project or technology or the consequence of the existing functionalities’ evolution, within the mobile telecommunications environment.

3.2.3
Guarantee of the adequate updating of commercial conditions, as regards both the services that are the object of this Contract and any new services that may arise, based on the needs expressed by VIZZAVI to keep itself competitive in the market in which it conducts its activities. The economic terms and conditions for the development of new services not included in the object of the Contract, as established in Annexes A, B, C, D and E, shall be established in accordance with the provisions of Annex D.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
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3.2.4	Guarantee of adequate maintenance of the commercial structure and prices, as described in detail in Annex D, in the cases contemplated in 3.2.1 and 3.2.2.

3.3	Not to render, either directly or indirectly, the operation and technical support services under this Contract to any operator other than VIZZAVI (with or without its own telecommunications network) that is a direct or indirect competitor of VIZZAVI in the Spanish mobile electronic communications market, within a *** term counting from the Contract’s execution, except with the express authorization of VIZZAVI.

B. Obligations of VIZZAVI:

3.4	To make the payments owed by virtue of this Contract in the terms and conditions of Clause 13 and Annex D relating to the economic terms and conditions.

3.5	Fulfillment in good faith of its obligations to provide maximum support to ELEPHANT TALK in this Contract’s application and performance.

3.6	Obligation of VIZZAVI, pursuant to the provisions of Clause 1.3.2, not to contract the operation and technical support services under this Contract with any other comprehensive technological platform different to ELEPHANT TALK, except with the express authorization of ELEPHANT TALK.

4.	VALIDITY

4.1
This Contract shall enter into force on the date it is signed and shall remain in force for a 5-year term. This Contract shall be automatically renewed for successive terms of two (2) years as from the completion of the initial term and/or that of its renewals, except when either of the Parties notifies the other in writing of its intention to the contrary, at least ***in advance of the conclusion of the term that is in force.

4.2	In the event that ELEPHANT TALK decides not to renew this Contract, the provisions of Clause 6.4 shall apply.

4.3
Without prejudice to the Contract’s validity date, the Parties agree that the effective rendering of the services contemplated in Annexes A and B shall abide by the implantation schedule described in Annex E

4.4	The commercial launch date may not be later than 1 June 2009, except when any of the circumstances provided for in Annex E relating to fulfillment of the implantation schedule exist.

4.5	The Parties agree to expressly exclude the possibility of early discharge, with the exception of the cases provided for in Clause 6. If either of the Parties, infringing the provisions of this Contract, were to request the Contract’s early discharge in a situation other than those established therein and without the other Party’s agreement, the penalties indicated in Clause 7.1 shall apply.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

4.6
Once two years have elapsed since the Contract’s initial validity, both Parties undertake to study and evaluate new formulae for their joint co-operation. Nevertheless, at the request of either of the Parties and always with their mutual consent, it shall be possible for new formulae for their joint co-operation to be studied and evaluated within a shorter term than that established above.

5.	CONTRACT REVIEW AND AMENDMENT

5.1	In the event that one of the cases described below were to arise, the Parties are hereby legitimized to request, in writing, the opening of negotiations that, as and when applicable, shall give rise to the review and amendment of the affected points of the Contract, subject to the agreement of the Parties:

5.1.1 ***

5.1.2 ***

5.1.3 ***

5.1.4 ***

5.2	The negotiations for the Contract’s review and/or amendment must comply with thefollowing rules:

5.2.1	The Parties undertake to negotiate in good faith.

5.2.2	The Parties undertake to mutually make available all the essential information for the development of the negotiations, under the confidentiality obligation established in Clause 9.

5.2.3
During the course of the negotiation process for the Contract’s review, it shall be understood that the validity thereof has been provisionally renewed, except in the case of an agreement of the Parties to the contrary.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

6.	CONTRACT TERMINATION AND CONSEQUENCES

6.1	The Contract shall terminate for the general causes accepted in Law and, in particular, for the following causes:

6.1.1	With the mutual consent of the Parties, expressly indicated in writing and with the setting of the Contract’s termination date.

6.1.2
Due to the termination of the initial validity period or of the tacit renewal, as established in Clause 4.1, always provided that one of the Parties notifies the other in writing of its intention to exclude the Contract’s renewal, a minimum of ***in advance of that date.

6.1.3
Due to the revocation, cancellation or modification, by the Authorities, of the legal authorization held by VIZZAVI when, in this latter case, fulfilment of the obligations laid down in this Contract is prevented. Both Parties shall do their utmost to avoid this situation.

6.1.4
Due to the entry in the body of shareholders of ELEPHANT TALK of a direct competitor of VIZZAVI or of the VIZZAVI Group in the mobile electronic communications market, whenever such acquisition of shares involves (i) the taking of control by the direct competitor of ELEPHANT TALK in the sense of Article 42 of Spain’s Commercial Code; or (ii) the appointment of at least one Director on the Board of Directors of ELEPHANT TALK.

6.1.5
Due to the entry in the body of shareholders of ELEPHANT TALK of a company that in the *** following entry becomes a direct competitor of VIZZAVI or of the VIZZAVI Group in the Spanish mobile electronic communications market, whenever such acquisition of shares involves (i) the taking of control by the direct competitor of ELEPHANT TALK in the sense of Article 42 of Spain’s Commercial Code; or (ii) the appointment of at least one Director on the Board of Directors of ELEPHANT TALK.

For the purpose of Clauses 6.1.4 and 6.1.5, ELEPHANT TALK undertakes to communicate to VIZZAVI whatsoever acquisition of shares on the part of a direct competitor of VIZZAVI or of its Group, at the moment such acquisition takes place or the moment at which it has knowledge thereof and is authorized to make such communication.

6.1.6
Likewise, due to the entry of ELEPHANT TALK in the body of shareholders of a competitor of VIZZAVI or of its Group in the Spanish mobile electronic communications market, whenever such acquisition has the same consequences as those described in Clauses 6.1.4 and 6.1.5 above.

6.2	ELEPHANT TALK may seek the unilateral discharge of Contract through an express and written communication in the following case:

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6.2.1
Whenever VIZZAVI fails to fulfill any of its essential obligations contained therein and always provided that such non-fulfillment is not remedied by VIZZAVI within a ***term as from the notification requesting remedy.

6.3	VIZZAVI may seek the Contract’s unilateral discharge by means of an express and written communication in the following cases:

6.3.1.	Whenever ELEPHANT TALK fails to fulfill any of the Contract’s essential obligations established in Clause 3 thereof.

In the event of non-fulfillment on the part of ELEPHANT TALK of the obligations laid down in Clause 3.2, discharge may be made effective by VIZZAVI whenever ELEPHANT TALK fails to remedy such non-fulfillment within a *** term as from the notification requesting remedy.

6.3.2	In the case of repeated non-fulfillment of the operation and quality indications established in Annexes A, B, C and E.

6.3.3
In the event that ELEPHANT TALK decides to contract the wholesale access services in Spain with an operator other than VIZZAVI or the Group to which the latter belongs for the rendering of mobile telephony services to its clients under the VMO model. At any event, ELEPHANT TALK shall communicate its intention to VIZZAVI, *** in advance thereof.

6.4
The Contract’s termination for whatsoever cause shall not necessarily involve theimmediate cessation of the rendering of the ELEPHANT TALK services to VIZZAVI and the latter may request ELEPHANT TALK to continue with the rendering thereof. ELEPHANT TALK shall guarantee the continuity of the rendering of the services in the same conditions as those in which they were being rendered up to termination, always provided that such conditions comply with what has been agreed in the Contract, during a minimum term of *** after the Contract’s termination or at any event during the time that may be necessary for VIZZAVI to reach a similar agreement to this one and to satisfactorily migrate all the services to the new platform, and the platform remains stable, understanding by such the criterion that the Technology Department of VIZZAVI may establish. Similarly, ELEPHANT TALK shall guarantee complete transparency and the necessary technical support so that migration takes place with maximum speed and least impact on the activity of VIZZAVI. During this period, ELEPHANT TALK shall be authorized to render its services to operators other than VIZZAVI.

6.5
The Contract’s termination due to the elapsing of the initially agreed 5-year term or any of its renewals shall not involve the immediate cessation of the rendering of the ELEPHANT TALK services to VIZZAVI in respect of those VIZZAVI customers which, at the moment of termination, have been incorporated into the comprehensive technological platform for a term of less than ***. The rendering of the ELEPHANT TALK services to VIZZAVI in the terms and conditions of this Contract shall apply in respect of each customer during the term that remains up to the ***term’s completion.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

6.6	At any event, the Contract’s discharge for any of the causes provided for in this Clause shall not represent the waiver by either of the Parties of the exercise of the actions that may correspond to them by Law and shall not release the Parties from fulfilment of their outstanding obligations.

6.7	The obligations contained in the Clauses indicated below shall remain in force after the Contract’s termination for a 5-year term: Clause 9 (Confidentiality) and Clause 11 (Applicable Legislation and Binding Settlement of Disputes).

7.	PENALTY CLAUSE FOR EARLY DISCHARGE

7.1	Within the framework of Clauses 6.1.4, 6.1.5, 6.1.6, 6.2 and 6.3, which grant the right to the Party not causing the situation described to seek unilateral discharge of Contract, and without prejudice to the compensation for damages and losses to which it may give rise, as a penalty clause expressly convened between the Parties, the following penalties are established for the cases described below:

7.1.1
In the cases provided for in Clauses 6.1.4, 6.1.5, 6.1.6 and 6.3, should it be VIZZAVI which exercises the right to unilateral discharge of contract on the grounds of the existence of any of the circumstances established as a cause for discharge of contract by a unilateral resolution in its favour, ELEPHANT TALK shall pay VIZZAVI the corresponding amount as established in the following table:

	S < ***		***	€
*** =	S <	***	***	€
*** =	S <	***	***	€
***=	S <	***	***	€
S = ***			***	€

The Parties agree that the total number of services in the platform (S) shall be the average of the *** of the last ***.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

7.1.2
In the case provided for in Clause 6.2, if it is ELEPHANT TALK which exercises the right to unilateral discharge of contract, on the grounds of the existence of any of the circumstances established as a cause for discharge of contract by a unilateral resolution in its favour, VIZZAVI must pay ELEPHANT TALK, as a penalty, an amount equivalent to that which ELEPHANT TALK has invoiced to VIZZAVI during the ***immediately prior to the exercise of the unilateral discharge right, up to a limit equivalent to the applicable penalty as per Clause 7.1.1 for the corresponding number of services ***.

8.	ECONOMIC LIMIT OF THE PARTIES’ LIABILITY IN THE CONTRACT’S PERFORMANCE

8.1	Each Party shall be responsible for the adequate fulfilment of its obligations under thisContract, subject, in respect of possible claims lodged by one Party against the other, to the following limits:

8.1.1
There shall be no limitation on their liability other than that which applies pursuant to Spanish legislation in respect of losses that, being due to actions or omissions, comprise: losses produced by the infringement of industrial or intellectual property rights; injuries caused to persons; damage caused to material goods; or losses caused by wilful intent.

8.1.2
Outside the aforementioned cases, in respect of losses caused by serious negligence in actions or omissions, the responsible Party shall be answerable up to a maximum limit of *** euros (*** €) in respect of consequential damages, loss of earnings, loss of profits and/or loss of data.

8.1.3	Outside the aforementioned cases, in respect of losses caused by ordinary negligence in actions or omissions, the responsible Party shall be answerable up to a limit of *** euros (***€).

8.1.4
One Party shall be liable before the other for the losses caused (particularly for the loss of logs, data or any other information) due exclusively to the latter’s non-fulfilment of the obligations accepted by it by virtue of this Contract.

8.2
The Parties shall not be responsible for the delay, fault in the execution or any other non-fulfilment of any of their contractual obligations when such delay, fault in the execution or non-fulfilment is due to the existence of a cause of force majeure.

The Party invoking the partial or complete impossibility of the Contract’s performance for a cause of force majeure must inform the other Party, as quickly as possible and by whatsoever means, the nature, cause, scope and estimated duration of the event. For the time that the event and the effects arising therefrom last, the Parties shall act and co-ordinate in good faith their efforts with a view to adopting as many measures as may be necessary and essential to alleviate and/or overcome them.

The Parties’ contractual undertakings and obligations shall be suspended if the event of force majeure and its effects cannot be alleviated, remedied and/or overcome within the seven days following that on which it was notified. Nevertheless, if the situation caused by force majeure were to continue after one month has elapsed since the event was notified, the Contract shall be lawfully terminated without giving rise to compensation of whatsoever type in favour of either of the Parties.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

8.3	ELEPHANT TALK shall keep VIZZAVI free from all responsibility and claim that any third party may file against the latter by virtue of this Contract’s performance. To this end, whatsoever claim made against VIZZAVI for this reason shall be notified immediately to ELEPHANT TALK so that it can appear in the claim as necessary and/or voluntary passive joint litigant, together with a lawyer representing its position, against the claim, without this representing on the part of VIZZAVI abandonment of the right to defend itself in each proceeding, for as long as it continues to appear as the defendant, co-defendant, passive joint litigant or third party in the action.

8.4	Under no circumstances shall the liability deriving from the application of Clauses 8.1.2 and 8.1.3 exceed the limit of ***euros (***€) for each *** term of the Contract.

9.	CONFIDENTIALITY

9.1	Neither VIZZAVI nor ELEPHANT TALK may disclose to third parties, without the prior express and written consent of the other Party, any information relating to the content of this Contract or relating to the other Party or the relations of the other Party with its own customers, to which it may have access as a consequence of this Contract, undertaking to treat such information confidentially. The confidentiality obligation established in this Clause shall remain in force during the Contract’s performance and once it has terminated.

9.2	DEFINITIONS

9.2.1	For the purpose of this Contract, the following expressions shall be interpreted as per the definitions that appear after them, as follows:

- “Own Information”: As an example but by no means limited thereto, the following shall be deemed to be “Own Information”: discoveries, concepts, ideas, know-how, techniques, designs, drawings, drafts, diagrams, models, samples, databases of all types, and any technical, financial or commercial information of either of the Parties.

“Source”: Either of the Parties shall be deemed to be the “Source” whenever, within the terms of this Contract, it is the one which supplies the Own Information.

- “Addressee”: Either of the Parties shall be deemed to be the “Addressee” whenever, within the terms of this Contract, it is the one which receives the Own Information from the other Party.

9.3	OWN INFORMATION

9.3.1
The Parties agree that any information relating to financial, commercial, technical and/or industrial aspects of either one of them or of their respective businesses supplied to the other Party as a consequence of the agreements they may reach (regardless of whether or not such transfer is verbal, written, on magnetic support or any other computerized mechanism, graphic or of any other type) shall be deemed to be confidential information and shall be treated pursuant to the provisions of this document. For the purpose of this Contract, such information and its copies and/or reproductions shall be deemed to be “Own Information”.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

9.4	EXCLUSION FROM THIS CONTRACT

9.4.1	The following information shall not be deemed to be Own Information and neither shall it be treated as such:

i)
When it is public knowledge at the moment of the supply to the Addressee or, when the supply has been made, it achieves such condition without the Addressee having infringed the provisions of this Contract.

ii)
When it can be demonstrated by the Addressee, through its archives, that it was in its possession through legitimate means prior to the information being supplied by the Source, without any confidentiality agreement being in force at that moment.

iii)	When it has been widely disclosed without any limitation by its legitimate creator.

iv)	When it was created completely and independently by the Addressee, with the latter being able to demonstrate this fact through its archives.

9.5	CUSTODY AND NON-DISCLOSURE

9.5.1
The Parties shall treat as confidential the other Party’s Own Information that may be supplied to them and agree to its strict safeguard and custody and not to disclose or supply it, whether partially or in full, to whatsoever third party (with the exception of the companies in the Group to which VIZZAVI belongs) without the prior express and written consent of the Source. Such consent shall not be necessary when the obligation to supply or disclose the Source’s Own Information by the Addressee is imposed by Law, a firm legal Judgment, arbitration award or firm Administrative decision.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

9.5.2
This Contract does not authorize either of the Parties to demand from the other the supply of information and any such obtainment of information from or about the Source by the Addressee shall be received by the latter with the prior consent of the former.

9.5.3
All consequences deriving from the negligent custody and/or willful or negligent disclosure of the Own Information, consequent information or a consequence of the Own Information or consequent information or a consequence of the Contract shall be deemed to be an act of unfair competition, without exclusion of the definition thereof as a crime that may be made in any applicable legislation, including a criminal wrong.

9.6	OWN INFORMATION SUPPORT

9.6.1
All or part of the Own Information, papers, books, accounts, recordings, lists of customers and/or partners, computer programs, procedures, documents of all types or technology, the supply of which is made under the condition of Own Information, regardless of the support in which it is contained, shall be treated as secret, confidential and restricted.

9.7	OWN INFORMATION DESTINATION

9.7.1
It shall be possible for the Own Information to be made known by the Addressee to its managers and/or employees, without prejudice to the Addressee adopting all the necessary measures for the true and exact fulfillment of this Contract, having the obligation of informing the one and the other of the confidential, secret and restricted nature of the information it is making known, and of the existence of this Contract.

9.7.2
Likewise, the right of VIZZAVI to make available the Own Information it receives from the Source to the companies in the Group to which VIZZAVI belongs is hereby recognized, with such companies being subject to the confidentiality and secrecy obligations in the terms and conditions of this Contract.

9.7.3
The Addressee must give its managers and/or employees all the guidelines and instructions it may consider appropriate or advisable for the purpose of safeguarding the confidential, secret and restricted nature of the Source’s Own Information.

9.7.4
Without prejudice to the provisions of the foregoing paragraphs, each Party shall be responsible not only for the conduct of its managers and/or employees but also for the consequences that may result pursuant to the provisions of this Contract.

9.8	RESPONSIBILITY IN THE CUSTODY OF THE OWN INFORMATION

9.8.1	The addressee shall be responsible for the custody of the Own Information and as many copies as it may have thereof supplied by the Source, for the purpose

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

of its treatment as confidential, secret and restricted, having the obligation of returning the Own Information and copies thereof to the Source upon termination of their commercial relations, or earlier, when so requested by the Source.

10.	CONTRACT ASSIGNMENT

10.1
ELEPHANT TALK may not assign the rights and obligations under this Contract, either partially or in full, without the prior express and written consent of VIZZAVI. The foregoing notwithstanding, either of the Parties shall be able to partially or fully assign the rights or obligations under this Contract to any company pertaining to its corporate Group in the sense laid down in Article 42 of the Commercial Code, without having to pay any additional amount whatsoever.

10.2
At any event, whenever consent to assignment is granted by the non-assigning Party, the assigning Party shall be jointly and severally responsible, with the assignee, for the obligations assumed by virtue of this Contract.

10.3
The economic and all other rights generated or that may be generated by this Contract may not be encumbered with rights thereon in favour of third parties without the prior express and written consent of VIZZAVI, which may not be withheld in an unjustified way.

11.	APPLICABLE LEGISLATION AND BINDING SETTLEMENT OF DISPUTES

11.1	This Contract is subject to the Laws of the Kingdom of Spain.

11.2
This Contract shall be signed in Spanish and in English. In the event of a discrepancy on the Contract’s interpretation, amendment or performance, the Parties agree that the Spanish version shall prevail. At any event, the Parties undertake to use their best endeavours to settle such discrepancy, avoiding as far as is possible having to resort to litigation.

11.3	For the settlement of whatsoever dispute relating to this Contract’s interpretation and fulfilment, both Parties abide by the jurisdiction of the Courts and Tribunals of the city of Madrid.

12.	RESPONSIBILITY OF ELEPHANT TALK IN THE CONTRACT’S PERFORMANCE

12.1	SERVICE QUALITY LEVELS AND COVERAGE

12.1.1	ELEPHANT TALK guarantees to VIZZAVI that the quality of the service offered shall maintain the service levels described in Annexes A, B, C and E.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

12.1.2
ELEPHANT TALK shall adequately dimension the infrastructure and resources made available to VIZZAVI for the rendering and economic valuation of the services included in the Contract, in accordance with the necessary traffic and network planning forecasts made available through the mechanisms which the Parties shall establish for the Contract’s correct working. VIZZAVI shall provide ELEPHANT TALK with forecasts on traffic and number of services a minimum of three months in advance. ELEPHANT TALK undertakes to dimension the human and material resources in accordance with these forecasts so as to guarantee the agreed service levels, always provided that the real traffic volumes and/or number of services are kept within deviations of up to ***% with respect to the forecast. Above that value, ELEPHANT TALK undertakes to use its best endeavours to maintain the agreed service levels.

12.1.3
ELEPHANT TALK shall manage the complete performance of this Contract. For this, ELEPHANT TALK shall act diligently in the performance of the Contract’s object, procuring the supply, execution and completion of the whole in the agreed terms and conditions, rendering such services either directly or through subcontracts with the individuals or bodies corporate that effectively render such services. The contractors selected by ELEPHANT TALK must be duly authorized and qualified for conducting such functions and under no circumstances must VIZZAVI be affected by whatsoever responsibility or liability resulting from such election, lack of performance or negligence in the fulfilment of the obligations assumed by ELEPHANT TALK or the subcontractors chosen by it.

12.1.4	Quality in the Contract’s Performance

12.1.4.1 ELEPHANT TALK undertakes to make available all the technical, human, material and economic resources that may be required for fulfilling the object of this Contract. It shall be responsible for obtaining all the necessary licences, permits and authorizations for fulfilling the object of this Contract and for their adaptation to the contracted purpose.

12.1.4.2 The Parties accept that, in the rendering of some of the services under this Contract, the prevailing legislation may require that some of them have to be carried out through third parties other than ELEPHANT TALK.

12.1.4.3 ELEPHANT TALK assumes the guarantee of fulfilment of the administrative, employment and tax requirements and obligations associated with the performance of this Contract, whether carried out directly or through subcontracted third parties.

12.1.4.4 In any circumstance and at any moment, VIZZAVI may require from ELEPHANT TALK the adaptation of the Contract’s object to the legislation on personal and material safety and security as imposed by the applicable legislation and the replacement of the defective object should it not be adequate for the contracted purpose, as per the technical specifications, at no additional cost.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

12.2 .	CASES OF DISCONNECTION OF SERVICE

VIZZAVI may disconnect its network from the service provided by ELEPHANT TALK in the cases described below without this being taken as non-fulfillment of any of its obligations:

12.2.1	Whenever the safety and integrity of its network is in such danger that this could seriously affect its working.

12.2.2	Whenever people’s integrity is at risk.

12.2.3	In those cases in which interoperability of the services of VIZZAVI or of its customers is endangered to the extent that the rendering thereof is seriously affected.

12.2.4
In the event of a serious infringement of the regulations relating to the secrecy of communications and the right to honour, privacy and protection of data of a personal nature, with serious violation of third-party rights.

12.2.5
Whenever, with the existence of any of the causes of discharge of Contract established in Clause 6, the nature thereof makes it essential to disconnect the service or a part thereof, prior to the services’ final cessation during the Transition Period.

13.	MONETARYCONSIDERATIONS

13.1	Prices of the Services under the Contract

13.1.1	The invoicing prices and conditions applicable to the services under this Contract are established in Annex D “Economic Terms and Conditions”.

13.1.2	All the prices and terms and conditions of an economic content included in this Contract and its Annexes are given without including VAT or other indirect taxes.

13.2	Taxes

13.2.1	All present or future taxes of whatsoever type that may be incurred as a consequence of this Contract’s execution and performance shall be settled by the Parties in accordance with the Law.

14.	SECRECY OF COMMUNICATIONS AND PERSONAL DATA PROTECTION

14.1
At all times ELEPHANT TALK shall guarantee the Secrecy of the Communications to which it may have access during the rendering of the services under this Contract, as per the provisions of the applicable Spanish regulations in force at any given moment.

14.2
For the rendering of the services under this Contract, ELEPHANT TALK shall have access to the personal data contained in the files of VIZZAVI; consequently, such data may only be processed in accordance with the provisions of Annex G. At any event, ELEPHANT TALK undertakes to abide by all the provisions that may apply on the subject and, in particular, those of Spain’s Organic Law 15/1999 of 13 December 1999 of the Protection of Personal Data (hereinafter, “LOPD”) and other regulations for its application in force at any given moment.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

15.	SAFEGUARDING OF INTELLECTUAL AND INDUSTRIAL PROPERTY RIGHTS AND THE PARTIES’ RIGHTS

15.1
“Intellectual and Industrial Property Rights” (hereinafter, “IPR”) shall be deemed to beall the intellectual and industrial property rights (including, without limitation, all rights of an economic or personal type, such as copyright) that are recognized at this moment or in the future by Spanish intellectual or industrial property legislation or the laws of any jurisdiction applicable to the case, including, without limitation, all inventions (and, of them, the inventions implemented in the IT sector with or without patent), patents, “utility models”, industrial designs, semiconductor topography rights, trade-marks and service marks, whether registered or unregistered, reproduction rights, logos, presentation names and commercial names, know-how (but only to the extent that the foregoing can confer a legal protection or licence under the pertinent applicable legislation), domain names and goodwill associated with all of them, including in each case the capacity (should it exist) (i) to apply for whatsoever registration whether necessary or simply appropriate for obtaining or protecting such rights in any part of the world and any register thereof, and (ii) to claim whatsoever compensation or any other remedy for the infringement of such rights. IPR shall include, without limitation, all the intellectual and industrial property rights registered with an official register in any part of the world and the applications for registration and the concession rights thereof and any right or form of protection of a similar nature throughout the world.

15.2
The Parties shall maintain all the rights over their respective names, logos, marks, databases and/or any other goods protected by the prevailing rules on the subject of IPR. Likewise, the Parties shall maintain all the rights over their respective patents, “utility models”, industrial designs, databases and/or any other goods protected by the IPR.

15.3
ELEPHANT TALK shall only be able to use the IPR of VIZZAVI (or of the companies in the Group to which it belongs) in the terms and conditions for which the latter authorizes such use and, at any event, such authorization shall refer strictly to the development of the activity under this Contract. In the event of a modification, and at the request of VIZZAVI, ELEPHANT TALK has the obligation of permanently and immediately updating, eliminating or replacing the IPR of VIZZAVI or of the companies in the Group to which it belongs.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

VIZZAVI may only use the IPR of ELEPHANT TALK (or of the companies in the Group to which it belongs) in the terms and conditions for which the latter authorizes such use and, at any event, such authorization shall refer strictly to the development of the activity under this Contract. In the event of a modification, and at the request of ELEPHANT TALK, VIZZAVI has the obligation of permanently and immediately updating, eliminating or replacing the IPR of ELEPHANT TALK or of the companies in the Group to which it belongs.

15.4
The Parties may not make use of or possess marks, domain names or other IPR rights that can be confused with the industrial property rights which the other Party or other companies in the Group to which it belongs exploit in the placing on the market of their products and services. The Parties may only use the other Party’s IPR for the purpose of carrying out the object of this Contract, having the obligation of using their own name in all their other activities.

15.5
In particular, the ownership and all the IPR over the software, operating manuals, designs, distinctive signs and associated documentation, supplied or made available to VIZZAVI by ELEPHANT TALK as part of the Service or developed within another scope that are the property of ELEPHANT TALK shall continue to be the full property of ELEPHANT TALK or of the owner thereof. Whenever software, owned by ELEPHANT TALK or third parties, is supplied to VIZZAVI or its customers together with any of the Services, ELEPHANT TALK shall grant VIZZAVI or its customers a non-exclusive and non-transferrable licence (except for the companies in the Group to which they belong that operate in the Spanish mobile electronic communications market) to use, store, develop, reproduce and distribute that software solely in connection with those Services. Likewise, VIZZAVI shall also be allowed to make a reasonable number of backup copies thereof.

15.6
Except in the case of an agreement to the contrary between the Parties, the new IPR developments carried out exclusively for VIZZAVI, which are requested through the corresponding document for the special project relating to the Services under the Contract, shall be the exclusive property of VIZZAVI. The foregoing notwithstanding, without prejudice to the Parties convening other conditions, VIZZAVI shall grant to ELEPHANT TALK a non-exclusive and non-transferrable usage licence, which cannot be sub-licensed, for the new IPR developments and solely for the rendering of the Services.

15.7
VIZZAVI undertakes to transfer to its customers the need to sign the agreements that the owner of the IRP may reasonably request in relation to any material provided by ELEPHANT TALK in the Contract’s performance, when so required.

15.8
Whatsoever inclusion of the object of this Contract or the performance thereof in an advertising or promotional campaign, by virtue of which the name of one of the Parties or any other IPR of the latter or of any of the companies in the Group to which it belongs is announced, inserted or used, shall require the prior express and written consent of such Party.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

15.9
VIZZAVI is the holder of all the IPR to which ELEPHANT TALK may have access for the purpose of this Contract’s performance. Under no circumstances shall it be understood that by virtue of this Contract VIZZAVI grants to ELEPHANT TALK a licence to use the IPR with which VIZZAVI or any of the companies in the Group to which it belongs place their telecommunications products and services on the market.

15.10
In turn, ELEPHANT TALK declares under its sole responsibility that it is the holder of all the patents, marks, utility models, copyrights, registered designs and other IPR that are necessary for rendering to VIZZAVI the services established in this Contract.

ELEPHANT TALK undertakes to compensate VIZZAVI for any claim or legal proceeding having its origin in the infringement (or alleged infringement) of any patent, design or copyright by virtue of the possession or use by VIZZAVI of any equipment or software made available by ELEPHANT TALK pursuant to this Contract. To this end, VIZZAVI must notify whatsoever alleged infringement to ELEPHANT TALK immediately and in writing, must not admit anything relating to the infringement, shall allow ELEPHANT TALK to direct the proceedings and negotiations, giving it all reasonable assistance, and must authorizate it, always for the account of ELEPHANT TALK, to modify the equipment or software or obtain the corresponding licence so as to avoid the infringement.

15.11
Within a term of thirty (30) days from this Contract’s execution, ELEPHANT TALK undertakes to sign an agreement with an escrow entity (selected by ELEPHANT TALK) for the purpose of depositing the source code, development programmes, operating manuals and all other associated documentation that may be necessary for the correct maintenance of the deposited software, being that which is necessary for the correct rendering of the Services under this Contract. Likewise, within a term of ten (10) days from this Contract’s execution, ELEPHANT TALK shall remit a copy thereof to VIZZAVI.

Consequently, the object of this deposit is to guarantee to VIZZAVI future access to the source code when one or several of the following circumstances arises:

? Whenever ELEPHANT TALK is liquidated or wound up; it starts whatsoever mercantile or bankruptcy proceeding for the purpose of the company’s liquidation or winding up; it finds itself in a situation of insolvency or takes action for the company’s merger or spin off; or whenever it is going to cease or change the corporate purpose of its business.

? Whenever ELEPHANT TALK is accredited as a debtor in a third-party bankruptcy proceeding; it is called by the Administration or whatsoever other official public or private body to declare on all or part of its assets or goods on the occasion of the commencement of an audit or inspection; an administrative order is served on ELEPHANT TALK; it signs an agreement by virtue of which payment to its creditors is established on the basis of the profit obtained by ELEPHANT TALK.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Whenever ELEPHANT TALK fails to comply with its obligations to support, guarantee and maintain the software in order to achieve the object of this Contract and, after being notified by VIZZAVI for the effective and necessary fulfilment of such obligations, ELEPHANT TALK fails to comply with them within a thirty-day term from the notification.

VIZZAVI shall be able to use, share and sub-licence the source code in accordance with the circumstances indicated in the foregoing section and solely for the purpose of (i) carrying out the support, guarantee and maintenance operations, and (ii) for the continuity, enhancement or updating of the rendering of the Services under this Contract. VIZZAVI shall have the right, at its election, to share or licence the source code, either with an employee or with a third party authorized by VIZZAVI for the purpose of complying with a series of previously established support, guarantee, maintenance, enhancement and updating obligations in favour of ELEPHANT TALK for the performance of this Contract. VIZZAVI may only share or licence the source code when such subject has previously accepted a written commitment under which it undertakes to maintain the confidentiality of such source code and to use it solely for the purpose of fulfilling the obligations imposed by VIZZAVI.

In the event that instead of belonging to ELEPHANT TALK the source code belongs to a third party from which it has been obtained, ELEPHANT TALK must endeavour to ensure that the legitimate owner thereof also carries out the deposit of such source code in the same terms and conditions as those established for ELEPHANT TALK.

To the extent that ELEPHANT TALK may endeavour to assign to a third party its intellectual property rights over the software which is being used for developing the rendering of the Services under this Contract, having been previously licensed to VIZZAVI, ELEPHANT TALK prior to such assignment must notify and obtain the prior consent in writing of VIZZAVI.

The fees corresponding to the deposit shall be for the account of ELEPHANT TALK and shall be included in the maintenance service fee.

After notifying ELEPHANT TALK accordingly, VIZZAVI shall request from the chosen escrow entity, without the need for the prior authorization of ELEPHANT TALK, the availability and sending of the corresponding source code with due justification of the reasons why it is requesting it.

16.	MARKETING AND PUBLIC RELATIONS

16.1	Neither of the Parties shall be legitimized to use the corporate name and/or marks owned by the other Party without the prior consent, in writing, of the holder thereof.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

16.2
Neither of the Parties shall make public announcements (i.e. press releases or verbal presentations) relating to this Contract, its content or the service rendered without the other Party’s prior consent in writing. The Parties shall agree and publish whatsoever press release jointly.

17.	CONTRACT ENFORCEABILITY

17.1
A declaration of complete or partial nullity of one of more of this Contract’s clauses by the competent authority shall not affect the validity of the remaining clauses, which shall maintain their binding force. In this case, the Parties undertake to negotiate a new clause or clauses to replace the annulled clause or clauses that, within the terms in keeping with the Law and in strict compliance with the judgment or decision declaring such nullity, best maintain the identity of purpose with the annulled clause or clauses, insofar as such purpose has not been declared contrary to Spain’s set of laws.

17.2
The enforceability of this Contract shall be conditional upon the signing of all the Annexes referred to in Clause 2. Be that as it may, once all the Annexes have been signed, the date of the Contract’s entry into force shall be deemed to be that on which the Main Body thereof is signed, date on which it shall take effect and on which the Annexes to the Contract shall also enter into force. The Parties agree that the maximum date for signing the Annexes pending execution is 31 May 2009. In the event that once this date has been reached such execution has not taken place, except with the express and written agreement of the parties to the contrary, for all intents and purposes the Contract shall hereby become invalid, without the Parties being able to claim whatsoever amount. The Parties undertake to make available all the necessary resources and to negotiate in good faith so that the signing of the Annexes is possible within the agreed term.

18.	BINDING CONTRACT

18.1
This Contract, made up of the Main Body, Annexes and, as and when applicable, Appendices, includes all the terms and conditions and essential aspects of the agreement that currently exists between the Parties.

18.2
The foregoing paragraph notwithstanding, the intervening Parties confer on this Contract a fully valid and binding character, expressly agreeing that the lack or absence of a subsequent agreement on questions of detail or development may not be put forward by either of the Parties as sufficient cause for waiving the binding nature of this Contract or questioning its enforceability and validity. The Parties agree that the discrepancies that may be generated in relation to these developments shall be settled in accordance with the mechanisms provided for in this Contract.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

19.	INDEPENDENCE OF THE PARTIES

19.1
It shall be the specific and exclusive obligation of ELEPHANT TALK to comply with all the legal obligations that correspond to it, in particular those of a labour and fiscal nature, relating not only to the company itself but to the personnel in its employ.

19.2
In this connection, the Parties expressly agree that this Contract does not represent an association or dependence between them nor the only relationship in the rendering of the services which each one carries out, meaning that both Parties shall be absolutely independent and autonomous, and VIZZAVI shall have no responsibility, not even subsidiary, in respect of the obligations incurred by ELEPHANT TALK in respect of third parties and, in particular, the personnel in its employ.

19.3
In particular, non-fulfilment of the obligations of ELEPHANT TALK or its subcontractors on the subject of Occupational Hazard Prevention or the complete or partial lack of compliance with the provisions of Annex J shall empower VIZZAVI to withhold the monetary consideration in a sufficient amount to cover all the liabilities that effectively derive from any breaches committed by ELEPHANT TALK or its subcontractors. In addition to the foregoing, the joint and several responsibilities of the Parties pursuant to the provisions of Section 42.3 of the prevailing Consolidated Text of Spain’s Law of Corporate Infringements and Penalties may not be eluded.

19.4
ELEPHANT TALK, in the performance of this Contract, shall be the sole Party empowered to adopt all the surveillance and control measures it may deem appropriate to verify compliance by the worker of its labour obligations and duties in relation to ELEPHANT TALK, ensuring in the adoption and application of such power due consideration and taking into account the capacity of each dependent worker of ELEPHANT TALK.

19.5
In accordance with the foregoing, ELEPHANT TALK undertakes to hand over to VIZZAVI, whenever it is required to do so by the latter, a list of the personnel in its employ assigned to the Contract’s performance, in addition to a copy of the TC-1 and TC-2 Social Security contribution forms, a negative Certificate of arrears issued by the Social Security General Treasury and registration in the corresponding accident at work and occupational illness mutual insurance company, in addition to supporting documents of payment to the Public Exchequer of the income tax withholdings made on behalf of the workers on its payroll. As and when applicable, an updated copy of contribution to the Special Self-Employed Workers’ Regime [BETA in its Spanish initials] and all other documents requested of it, such as compulsory and voluntary insurance premium receipts.

19.6
ELEPHANT TALK declares that it has the consent of its workers to be able to hand over to VIZZAVI those of their personal data that are necessary for fulfilling the obligations of this Contract. In the event that any of the workers were to subsequently revoke the consent granted or oppose the processing of their data, ELEPHANT TALK shall notify VIZZAVI and thereafter shall refrain from handing over any data of such worker to VIZZAVI. Likewise, VIZZAVI undertakes not to use the data of the workers of ELEPHANT TALK for any purpose other than that of permitting adequate fulfilment and control of the rendering of services provided for in this Contract.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

19.7	VIZZAVI may at any moment demand from the other Party the updated exhibition of the compulsory legal situation of ELEPHANT TALK with respect to its workers.

19.8
The new assignment of a worker to the execution of the contracted services by ELEPHANT TALK must be notified to VIZZAVI and the regularity of its situation must be accredited prior to its incorporation into the Contract’s performance, in the same terms and conditions as those established in the foregoing paragraphs.

19.9
Failure to comply with the aforementioned obligations shall be a cause for this Contract’s automatic discharge, without the right to any compensation in favour of ELEPHANT TALK and without prejudice to the legal actions that may correspond to VIZZAVI before the former for the damages and losses that such non-fulfilment may cause to it.

19.10	ELEPHANT TALK undertakes to assume in full the direction, organization and management of the human and material resources assigned to the Contract’s performance.

20.	SUBCONTRACTING

20.1
ELEPHANT TALK shall be able to perform the services described in this Contract either directly or through subcontracts with third parties, subject to the prior written authorization of VIZZAVI, which may not be withheld without justification, being responsible before VIZZAVI for complete or partial non-fulfilment or negligent fulfilment of the obligations assumed by virtue of this Contract and for those established in general legislation, particularly those referring to the obligations which it must assume on Labour, Fiscal, Occupational Hazard Prevention and Data Protection matters.

20.2
In the event that ELEPHANT TALK uses for the rendering of the service under this Contract personnel made available to it by a Temporary Employment Agency, ELEPHANT TALK must abide by all the obligations and special limitations in respect of the work to be conducted as imposed by the regulation of this type of service relationship, particularly on the subject of Occupational Hazard Prevention. Consequently, ELEPHANT TALK shall release VIZZAVI from any direct or indirect responsibility resulting from its relations with the Temporary Employment Agency with which it signs a contract for the availability of or with its workers, having the duty of fulfilling all the obligations laid down in this Contract for the case of subcontracting. In addition to the foregoing, the joint and several responsibilities of the Parties pursuant to the provisions of Section 42.3 of the prevailing Consolidated Text of Spain’s Law of Corporate Infringements and Penalties may not be eluded.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

20.3
In the event that ELEPHANT TALK subcontracts the partial or complete performance of this Contract, it must reliably communicate this fact to VIZZAVI prior to formalizing such contracting. Upon receipt of this communication, VIZZAVI shall have five (5) working days in which to oppose it for whatsoever reason. If, once this term has elapsed, VIZZAVI has not declared its opposition, it shall be understood that it expressly accepts the subcontracting communicated to it. The foregoing notwithstanding, in the event that the subcontracting involves access on the subcontractor’s part to data for which VIZZAVI is responsible, the provisions of this Contract and its Annexes relating to the protection of personal data must be adopted.

20.4
The legal relations and contracts that ELEPHANT TALK must formalize with third parties for fulfilment of its obligations shall contain amongst their clauses the express exclusion of the responsibility of VIZZAVI in respect of the aforesaid relations, irrespective of the legal nature thereof.

20.5
VIZZAVI shall not be responsible before customers or third parties for the injuries to persons or damage to material objects that may occur, for whatsoever reason, on the occasion of this Contract’s implementation by ELEPHANT TALK or its subcontractors.

20.6	At all times the contracts executed with third parties relating to the rendering of services must respect the rights and obligations laid down in this document.

20.	ENVIRONMENTAL OBLIGATIONS

21.1
ELEPHANT TALK expressly undertakes to fulfil all the legislation with an environmental content that may apply to it in relation to the activities whose execution results from this Contract’s performance.

21.2
Likewise, as established in the prevailing legislation, it undertakes to adequately manage and treat all classes of toxic and hazardous waste that may originate in or result from any activity directly or indirectly related to this Contract’s performance and, in particular, it undertakes to carry out in respect thereof and pursuant to the applicable legal provisions all the specific activities that may be required, be they management, storage, treatment or any other.

21.3
In the same way, ELEPHANT TALK expressly undertakes to comply with the obligations specified below, without prejudice to complying in full with any other obligations that may be imposed on it by a valid legal provision applicable to the activities established through this Contract, the inadequate treatment of which may have repercussions on or affect the environment. Consequently, ELEPHANT TALK agrees to commit itself to:

21.3.1
Carry out all the activities entrusted to it by VIZZAVI as a result of this Contract, strictly complying with the principles and guidelines deriving from the Environmental Policy and guidelines of the Environmental Management System implanted by VIZZAVI, the full content of which it declares it knows.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

21.3.2
To make available to VIZZAVI all the information required of it in relation to any impact or incidence on the environment resulting from the activities, the execution of which results from this Contract, and, as and when applicable, to submit to whatsoever inspection, verification or measurement of such effects, either by VIZZAVI or any third party designated by the latter and, in particular, with respect to the generation of waste, its treatment, the emission of noise or other obnoxious elements into the atmosphere and any other similar effects that by virtue of the applicable legislation require specific activities.

21.3.3
As established in Spain’s Waste Law 10/1998 of 21 April 1998 and all other applicable provisions that apply or replace it, to manage and subsequently treat the waste generated during the performance of the activities established by means of this Contract and to hand over to VIZZAVI the corresponding documentation supporting the generated waste’s correct management.

21.3.4
To draw up and, when applicable, send to VIZZAVI, at its request, a study of the environmental impact resulting from whatsoever activity, the execution of which results from this Contract, with the minimum content indicated in Annex N.

21.3.5
ELEPHANT TALK shall be responsible for any infringements or sanctions that may be attributed to it on the grounds of violation of the applicable environmental legislation, without being able to charge to VIZZAVI any amount or charge for these concepts. Likewise, it expressly accepts the responsibility that within any scope may be attributed to it for whatsoever infringement of the applicable environmental legislation relating to the contracted activities and, in particular, in respect of the generation of an environmental impact, whether in the handling of the materials or products used for the execution of any activity resulting from this Contract or their inadequate management, storage or treatment.

21.3.6
ELEPHANT TALK undertakes to adopt all the preventive measures it considers appropriate so as to avoid any negative impact or incidence on the environment during the execution of the work resulting from this Contract, with all charges deriving from the attribution of responsibility for the infringements that derive therefrom being for its account, whether due to non-fulfillment of the regulations applying to the specific activity or any other, without being able to attribute to VIZZAVI any responsibility for these concepts.

21.3.7
Prior to the start of the work resulting from the execution of this document, it undertakes to sign the appropriate contract with a Waste Management Company authorized by the corresponding Regional Government, pursuant to the terms and conditions of Law 10/1998 and other provisions that apply or replace it, in relation to the management of the waste generated during the performance of the work or activities required of it as per the provisions of this Contract.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

21.3.8
VIZZAVI reserves the right to demand from ELEPHANT TALK the presentation of at least one copy of the contract signed with the authorized Waste Management Company and the handing over of the documents that, pursuant to the applicable prevailing provisions in this respect, may be required of it subsequent to the completion of execution of the tasks resulting from this Contract’s performance.

21.3.9
ELEPHANT TALK shall be responsible for applying all the corrective measures it considers necessary to avoid the production of whatsoever impact or incidence on the environment during the execution of the work that is the object of this Contract.

21.3.10
Similarly, in the event of whatsoever impact, incidence or violation of the environmental legislation applicable to any activity, the execution of which results from this Contract, it undertakes to adopt the corrective measures that may be necessary to minimize or remedy them.

22.	SUBSIDIARY RESPONSIBILITY

22.1
For the purpose of the exception of Section 43.1 f) of Spain’s General Tax Law 58/2003 of 17 December 2003, a certificate issued by the Tax Administration demonstrating that ELEPHANT TALK is up-to-date in the payment of its tax obligations is attached as Annex L.

22.2
For the purpose of avoiding the declaration of subsidiary responsibility of VIZZAVI relating to the rule of law referred to in the preceding paragraph, within the terms and with the requirements laid down in the aforementioned Section 43.1 f) of the General Tax Law and the regulations for its application, ELEPHANT TALK must send to VIZZAVI the appropriate certificate demonstrating that it is up-to-date in the payment of its tax obligations.

22.3
Should VIZZAVI not receive such Certificate within the twelve (12) months prior to the moment at which VIZZAVI must make the payment, it shall be empowered to withhold the amount that must be paid until it receives such Certificate and under no circumstances can interests accrue on the withheld amount for delayed payment.

22.4
For the purpose of the exception of Article 42.1 of Royal Legislative Decree 1/1995 of 24 March 1995 of Spain’s Law of the Workers’ Statute, a negative Certificate of arrears issued by the Labour Administration demonstrating that ELEPHANT TALK is up-to- date in the payment of its labour obligations is attached as Annex L.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

23.	MISCELLANEOUS

23.1
The Parties may add rectifications, amendments and annexes or appendices to this Contract, which shall be binding on them as from the date of effect, always provided that such rectifications, amendments and annexes are set down in writing, signed by an authorized representative for the Parties and is incorporated into the Contract.

23.2
Except for the written rectifications, amendments and annexes made after the Contract’s execution, this Contract represents the complete agreement reached by the Parties and invalidates all previous verbal and written negotiations, declarations and agreements.

23.3
Throughout the validity of this Contract and for one year thereafter, VIZZAVI undertakes not to hire, through a labour or mercantile contract, directly or indirectly, whenever it has knowledge thereof, the employees of ELEPHANT TALK relating to the rendering of the services under this Contract.

23.4	Each Party shall meet the charges and costs of all types caused to it as a result of the negotiation and signing of this Contract.

And as proof of their conformity with the foregoing, both Parties appearing, in the representation in which they intervene, sign this Main Body of the Contract, in duplicate and for a single purpose, on the date indicated ut supra.

/s/: Mr. Jaime Bustillo Velasco	/s/: Mr. Steven Paul Karel Marie Van Der Velden

For: VIZZAVI ESPAÑA, S.L.	For: ELEPHANT TALK COMMUNICATION HOLDING, AG